EXHIBIT INDEX

(d)(2) Investment Management Services Agreement, dated Nov. 8, 2005, between Registrant, on behalf of RiverSource Emerging Markets Fund, RiverSource Global Bond Fund, RiverSource Global Equity Fund, and RiverSource Investments, LLC.

(d)(3) Investment Management Services Agreement, dated Dec. 6, 2005, between Registrant, on behalf of RiverSource Global Technology Fund, and RiverSource Investments, LLC.

(g)(2) Addendum to the Custodian Agreement Termination Agreement, dated Nov. 8, 2005, between Registrant, on behalf of RiverSource Emerging Markets Fund, RiverSource Global Bond Fund and RiverSource Global Equity Fund, and Ameriprise Trust Company.

(g)(3) Addendum to the Custodian Agreement Termination Agreement, dated Dec. 6, 2005, between Registrant, on behalf of RiverSource Global Technology Fund, and Ameriprise Trust Company.

(g)(4) Addendum to the Custodian Agreement, dated Dec. 6, 2005 between AXP Growth Series, Inc., AXP Investment Series, Inc. and AXP Global Series, Inc. and Ameriprise Trust Company.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)      Consent of Independent Registered Public Accounting Firm.